SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2017

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)
(Zip code)

(559) 782-4900
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On March 16, 2017 the Board of Directors approved and adopted the Company’s 2017 Stock Incentive Plan (the “2017 Plan”), effective May 24, 2017, subject to the approval of the Company’s shareholders. The 2017 Plan provides for the issuance of both “incentive” and “nonqualified” stock options to salaried officers and employees, and of “nonqualified” stock options to non-employee directors and consultants, of the Company and its subsidiaries. The 2017 Plan also provides for the issuance of restricted stock awards and cash performance awards to these same classes of eligible participants, which awards may be granted on such terms and conditions as are established by the Board of Directors or the Compensation Committee in its discretion. The maximum number of shares to be issued under the 2017 Plan is 850,000 shares of the Company’s authorized but unissued common stock, subject to adjustment for stock splits and dividends. This maximum number covers both restricted stock awards and stock options to be granted under the 2017 Plan, and is in addition to options covering 515,060 shares outstanding under the Company’s 2007 Stock Option Plan (“2007 Plan”) at March 16, 2017. The 2007 Plan expired on March 15, 2017 and Company can no longer grant options under that plan, but the options previously granted and still outstanding under the 2007 Plan were not affected by the adoption of the new 2017 Plan.

All options under the 2017 Plan must be granted at an exercise price of not less than 100% of the fair market value, i.e., the closing market price of the Company’s stock, on the date of grant. Options are for terms of not more than ten years, and will be exercisable in installments as determined by the Board or the Compensation Committee, with a minimum vesting period of one year from the date of grant. In the event of a “Change in Control” as defined in the 2017 Plan, all outstanding options thereunder shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless such options are assumed by the successor corporation or substitute options are granted. Options will terminate in the event an optionee ceases to be employed by or to serve as a director of the Company or its subsidiaries, and the vested portion thereof must be exercised within 90 days after such cessation of employment or service for Incentive Stock Options, or within one year after such cessation of employment or service for non-qualified stock options. The 2017 Plan limits awards to any participant who is subject to Section 162(m) of the Internal Revenue Code in any single calendar year to no more than 100,000 shares, subject to adjustment to reflect stock splits and dividends.  The 2017 Plan may be amended or terminated by the Board of Directors with the exception of specified amendments that require the approval of shareholders, such as reducing the minimum exercise price or increasing the number of shares subject to the 2017 Plan.

The above summary is qualified in its entirety by reference to the 2017 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. A complete description of all material terms of the 2017 Plan will also be included in the Company’s proxy statement relating to the 2017 Annual Meeting of Shareholders, at which shareholder approval of the 2017 Plan will be solicited.

Item 9.01      Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description

10.1	Sierra Bancorp 2017 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: March 17, 2017
	By: /s/	Kenneth R. Taylor
Kenneth R. Taylor
Executive Vice President
and Chief Financial Officer